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                                   Day Neilson
                   C H A R T E R E D    A C C O U N T A N T S


GTR:SMcF
(AGL:CONSENT:FW)


31 March 1997


Mr Scott Museles
Morgan Lewis & Bockius, LLP
1800 M Street NW
WASHINGTON DC 20036
USA


Dear Sir

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of Perth Stationery Supplies Pty Ltd, which appear in this Current Report on Form 8-K dated September 23, 1996 of U.S. Office Products Company.


Very sincerely


/s/ Graeme T. Ross

Partner
Day Neilson
Charter Accountants
Geelong, Australia

31 March 1997